Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC  20004
Tel.  202.739.3000
Fax: 202.739.3001
www.morganlewis.com




March 17, 2006


VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:   The World Funds, Inc. (File Nos. 333-29289 and 811-08255)
      ---------------------------------------------------------

Ladies and Gentlemen:

On behalf of the Dividend Capital Realty Income Fund (the "Fund"), a series of The World Funds, Inc. (the "Company"), enclosed for filing pursuant to the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, is a definitive proxy statement on Schedule 14A in connection with a special meeting of shareholders of the Fund scheduled to be held on or about April 28, 2006. The meeting is being called for the purpose of soliciting shareholder approval of a new investment advisory agreement between the Company, on behalf of the Fund, and Dividend Capital Investments, LLC.

Please contact me at 202.739.5498 with any questions or comments.


Sincerely,

/s/ Ryan F. Helmrich

Ryan F. Helmrich

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12

                             THE WORLD FUNDS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

4) Date Filed:

                              THE WORLD FUNDS, INC.
                        8730 Stony Point Pkwy, Suite 205
                               Richmond, VA 23235
                                 (800) 527-9525

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE
                       DIVIDEND CAPITAL REALTY INCOME FUND

                      To be held on Friday, April 28, 2006

Dear Shareholder:

      Notice is hereby given that a special meeting of shareholders ("Special Meeting") of the Dividend Capital Realty Income Fund (the "Fund"), a series of The World Funds, Inc. (the "Company") will be held at the offices of the Company, 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235, on Friday, April 28, 2006 at 11:00 a.m., local time, to consider and vote on the following matters:

      1. Approval of a new investment advisory agreement between the Fund and Dividend Capital Investments LLC; and

      2. Transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

      March 10, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof, and only shareholders of record at the close of business on that date will be entitled to vote. To assure your representation at the Special Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope after reading the accompanying proxy statement.

                                    By Order of the Board of Directors


                                    /s/ Karen Shupe
                                     Karen Shupe
March 20, 2006                       Secretary



IMPORTANT: Shareholders are cordially invited to attend the Special Meeting. Shareholders who do not expect to attend the Special Meeting in person are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. Your prompt return of the enclosed proxy card may save the Fund the necessity and expense of further solicitations to assure a quorum at the Special Meeting. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the Special Meeting. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                              THE WORLD FUNDS, INC.
                        8730 Stony Point Pkwy, Suite 205
                               Richmond, VA 23235
                                 (800) 527-9525

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or the "Board") of Dividend Capital Realty Income Fund, a series of The World Funds, Inc. (the "Fund") in connection with a special meeting of shareholders (the "Special Meeting") to be held at 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235 on Friday, April 28, 2006 at 11:00 a.m., local time.

All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked on the proxy card. Unless instructions to the contrary are marked on the proxy card, proxies submitted by holders of the Fund's Class A, Class C and Class I shares of common stock, par value $0.01 per share ("Shares") will be voted "FOR" the Proposal. The persons named as proxy holders on the proxy card will vote in their discretion on any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a properly executed, subsequently dated proxy, by voting in person, or by written notice to the Secretary of the Fund (addressed to the Secretary at the principal executive office of the Fund, 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235). However, attendance at the Special Meeting, by itself, will not revoke a previously submitted proxy. Unless the proxy is revoked, the Shares represented thereby will be voted in accordance with specifications therein. This Proxy Statement, Notice of Special Meeting and proxy card are first being mailed to shareholders on or about March 20, 2006.

Only shareholders or their duly appointed proxy holders can attend the Special Meeting and any adjournment or postponement thereof. To gain admittance, if you are a shareholder of record, you must bring a form of personal identification to the Special Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the Special Meeting, you should bring a recent brokerage statement showing your ownership of the Shares, as well as a form of personal identification. If you are a beneficial owner and plan to vote at the Special Meeting, you should also bring a proxy card from your broker.

The Shares are the only outstanding voting securities of the Fund. The record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof has been fixed at the close of business on March 10, 2006, and each shareholder of record at that time is entitled to cast one vote for each Class A, Class C and Class I shares registered in his or her name. As of March 10, 2006, the following Shares were outstanding and entitled to be voted.

----------------------------------------------------------------------
Share Class         Shares Outstanding
----------------------------------------------------------------------
----------------------------------------------------------------------
Class A             2,271,363.985
----------------------------------------------------------------------
----------------------------------------------------------------------
Class C             895,654.814
----------------------------------------------------------------------
----------------------------------------------------------------------
Class I             42,507.395
----------------------------------------------------------------------


The Fund will furnish, without charge, a copy of the Fund's annual report for its fiscal year ended September 30, 2005, and more recent reports, if any, to any Fund shareholder upon request. To request a copy, please call 1-800-527-9525 or write to the Fund at 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235.

                                    PROPOSAL:
                     APPROVAL OF THE NEW ADVISORY AGREEMENT

      The Board of Directors is proposing that shareholders approve a new investment advisory agreement (the "New Advisory Agreement") to be entered into between the Fund and Dividend Capital Investments LLC (the "Adviser"). The New Advisory Agreement is attached as Appendix B to this Proxy Statement. As described below, the New Advisory Agreement is identical to the current investment advisory agreement with the Adviser, dated April 4, 2004 (the "Current Advisory Agreement"), except for technical amendments arising from changes in the date of its execution and effectiveness.

      The New Advisory Agreement is being proposed to shareholders because the Adviser proposes to undergo a change in ownership structure (the "Transaction"). Under the Investment Company Act of 1940, as amended ("1940 Act"), a change in ownership structure of the Adviser will result in an automatic termination of the Current Advisory Agreement. In order for the Fund to enter into the New Advisory Agreement, upon termination of the Current Advisory Agreement, shareholder approval of the New Advisory Agreement is required. If the Transaction does not occur, the automatic termination of the Current Advisory Agreement will not occur and the New Advisory Agreement will not be entered into, even if it has been approved by the Fund's shareholders.

      This proposal sets forth information about the Adviser and the Transaction, a summary of the Current and New Advisory Agreements, and a discussion of the factors considered by the Board of Directors when it approved the New Advisory Agreement.

Change in Ownership Structure of the Adviser

      The Adviser is a Delaware limited liability company that is registered as an investment adviser with the U.S. Securities and Exchange Commission. The Adviser is located at 518 17th Street, Suite 1200, Denver, Colorado, 80202. Currently, DCI Group LLC ("DCI Group") owns 72.5% of the Adviser and Forum Partners Investment Management LLC ("Forum Partners") owns 27.5% of the Adviser.

      DCI Group is owned by DCI Group Investors LLC ("DCIG Investors") and certain limited liability companies under the control of principals and partners of Dividend Capital Group LLC ("DCG") or their affiliates (collectively, "DCG Affiliates"). DCG Affiliates own 88.5% of DCI Group and DCIG Investors owns 11.5% of DCI Group. DCG is a fully integrated real estate investment management company whose principals and employees have over 150 years of combined experience in the real estate investment management business, including extensive experience directly investing in and owning properties as well as managing public REITs and portfolios of real estate securities. As of December 31, 2005, DCG and its affiliates had over $2.3 billion of real estate-related assets under management. DCIG Investors is a Colorado limited liability company that was formed for the purpose of providing capital to DCI Group. One of the principals of Forum Partners is Russell C. Platt, the Adviser's former chief investment officer and the Fund's former portfolio manager. DCI Group, DCG and DCIG Investors are each located at 518 17th Street, 17th Floor, Denver, Colorado, 80202.

      Pursuant to the terms of the Transaction, the Adviser will redeem all of Forum Partners' interest in the Adviser. Upon consummation of the Transaction, DCG Affiliates will directly own 27.5% of the Adviser and DCI Group will continue to directly own the remaining 72.5% of the Adviser. The change in ownership structure of the Adviser may constitute an "assignment" under the 1940 Act and result in the automatic termination of the Current Advisory Agreement. Accordingly, the New Advisory Agreement is being proposed for approval by the Fund's shareholders.

      In the Adviser's opinion, the Transaction would not result in any reduction in the quality of services that the Adviser provides to the Fund or have any adverse impact on the Fund. Following the resignation of Mr. Platt, effective March 6, 2006, the Fund has continued to be managed under a team structure. The team has been expanded by the addition of Dr. Glenn Mueller, who serves as the Adviser's Real Estate Investment Strategist. Further, Mr. Amitabh Godha and Mr. Charles Song, who are currently portfolio managers for the Fund and members of the Adviser's Investment Committee, have continued their duties in managing the Fund's assets. As portfolio managers and members of the Adviser's Investment Committee, Messrs. Godha and Song have responsibility for the day-to-day management of the Fund's portfolio. Dr. Mueller assists in the development and implementation of overall portfolio strategy and top down asset allocation decisions. Messrs. Godha and Song assist in the development and implementation of overall portfolio strategy, top down asset allocation decisions and have responsibility for specific sectors and asset classes. Biographical information regarding Messrs. Godha and Song and Dr. Mueller are set forth in Exhibit A to this Proxy Statement.

      The Directors have been advised that, in connection with carrying out the Transaction, the Adviser intends to rely on Section 15(f) of the 1940 Act which provides a non-exclusive safe harbor for an investment adviser to an investment company, and any of the investment adviser's affiliated persons (as defined in the 1940 Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met.

      First, for a period of three years after the Transaction, at least 75% of the Directors must be persons who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the predecessor or successor adviser. The Fund intends to comply with this 75% requirement with respect to the Directors for the three year period following the Transaction.

      The second condition of Section 15(f) is that, for a period of two years following the Transaction, there must not be imposed on the Fund any "unfair burden" as a result of the Transaction or any express or implied terms, conditions or understandings related to it. An "unfair burden" would include any arrangement whereby an adviser, or any interested person of the adviser, would receive or be entitled to receive any compensation, directly or indirectly, from the Fund or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Fund (other than bona fide ordinary compensation as principal underwriter for the Fund). In this regard, the Directors noted that no special compensation arrangements were contemplated in connection with the Transaction.

Principal Executive Officers of the Adviser

      The names and principal occupations of the principal executive officers of the Adviser are provided below:

   Name and       Position with         Principal Occupation(s)
   Address*          Adviser
----------------------------------------------------------------------

Thomas I.       Principal and      Dividend Capital Investments LLC,
Florence        President          Principal (since 07/2003) and
                                   President (since 12/2004); Dividend Capital
                                   Group LLC, Principal (since 06/2003);
                                   Dividend Capital Securities LLC, Principal
                                   (since 6/2003); and ForestView Consulting
                                   Group LLC, President (since 01/2003)

Phillip Perrone Chief Compliance   Dividend Capital Investments LLC,
                Officer            Chief Compliance Officer (since
                                   01/2004); and Dividend Capital
                                   Securities LLC, Chief Compliance
                                   Officer (since 01/2004)

Jeffrey Taylor  Vice President     Dividend Capital Investments LLC,
                and Secretary      Chief Operating Officer (since
                                   12/2005) and Vice President of Business
                                   Services (2/2004--12/2005)

* The address for each of the officers is: 518 17th Street, Suite 1200, Denver, CO 80202.

None of the officers of the Adviser are a Director of the Fund. Mr. Taylor also serves as Vice President of the Company and President of the Dividend Capital Realty Income Fund Series since March 2006.

Other Investment Company Clients

      The Adviser also serves as investment adviser to other investment companies, including a closed-end investment company set forth below, which has an investment objective substantially similar to the Fund (i.e., primary investment objective of current income with a secondary investment objective of capital appreciation).

           Name of Fund            Advisory Fee Rate    Approximate
                                                          Assets
                                                         (as of
                                                        12/31/2005)
----------------------------------------------------------------------
Dividend Capital Realty Income           0.85%         $278 million
Allocation Fund

The Current Advisory Agreement and the New Advisory Agreement

      A copy of the New Advisory Agreement is attached as Exhibit B to this Proxy Statement. The description below is a summary.

      The Board of Directors, including a majority of the Independent Directors, approved the New Advisory Agreement at an in-person meeting held on March 2, 2006, subject to approval by the Fund's shareholders. The Current Advisory Agreement is dated April 6, 2004 and was last approved by the Board of Directors, including a majority of the Independent Directors on November 15, 2005. The Current Advisory Agreement and the New Advisory Agreement are identical except for technical amendments arising from changes in the date of its execution and effectiveness. The New Advisory Agreement will take effect immediately after it is approved by shareholders of the Fund but not before the Transaction is consummated. The New Advisory Agreement will have an initial two-year term and can be renewed for successive 12-month periods, subject to annual approval in conformity with the 1940 Act (i.e., approval by the Board of Directors or a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) and, in either event, by the vote cast in person of a majority of Independent Directors). It can also be terminated, without penalty, by the Board or a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) upon 60 days' written notice, or by the Adviser upon 90 days' written notice.

      Under the terms of the Current Advisory Agreement and the New Advisory Agreement, the Adviser is paid a monthly fee, which accrues daily at an annual rate equal to 1.00% of the Fund's average daily net assets. In the interest of limiting the other expenses of the Fund, the Adviser has entered into a contractual expense limitation agreement with the Company. Pursuant to that agreement, the Adviser has agreed to waive fees and/or assume other expenses so that the ratio of total annual operating expenses of the Fund's Class A, Class B, Class C and Class I shares is limited to 1.80%, 2.55%, 2.55% and 1.55%, respectively. This fee waiver is subject to recoupment by the Adviser within three years. In exchange, the Adviser provides an investment program for the Fund, makes the day-to-day investment decisions for the Fund, and generally manages the Fund's investments in accordance with the Fund's investment objectives and policies, subject to the general supervision of the Board of Directors. The current expense limitation agreement had an initial three year term, and expires on December 17, 2006. In connection with the New Advisory Agreement, the Adviser will enter into a new expense limitation agreement with the Company to limit the Fund's expenses to the expense levels and under the same terms and conditions provided above for a period of three years from the date of the New Advisory Agreement. The new expense limitation agreement will continue in effect from year to year thereafter provided that its continuance is specifically approved by the Board. The new expense limitation agreement may be terminated by either party upon 90 days' prior written notice.

      The Current Advisory Agreement and the New Advisory Agreement authorize the Adviser to select brokers and dealers to effect all portfolio transactions for the Fund and direct the Adviser to use its best efforts to obtain for the Fund the most favorable overall terms and best execution when placing any orders for the purchase or sale of investments for the Fund. Subject to policies and procedures approved by the Board and the requirements of Section 28(e) of the 1934 Act, the Adviser may pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of the brokerage or research services provided.

      The Current Advisory Agreement and the New Advisory Agreement provide that the Adviser will pay all expenses incurred by it in connection with its advisory services to the Fund. The Fund bears all expenses incurred in the Fund's operations and the offering of securities. Expenses borne by the Fund include, among others: brokerage and other expenses of executing portfolio transactions; legal and audit expenses; borrowing expenses; taxes; governmental fees; fees of custodians, transfer agents, registrars or other agents; expenses of registering and qualifying Fund shares for sale under applicable federal laws and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, proxy statements, reports, notices and dividends to the Fund's shareholders; costs of stationery; and costs of shareholders and other meetings of the Fund.

      The Current Advisory Agreement and the New Advisory Agreement provide that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the respective agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the respective agreement.

Compensation

      Under the Current Advisory Agreement, the monthly compensation paid to the Adviser is accrued daily at an annual rate of 1.00% on the average daily net assets of the Fund. For the fiscal year ended September 30, 2005, the Adviser received from the Fund $135,343 in fees for its advisory services performed under the Current Advisory Agreement. For the fiscal year ended September 30, 2005, the Adviser waived fees of $93,354 and reimbursed other expenses of $18,342.

The Directors' Considerations and Recommendations


      On March 2, 2006, the Board of Directors held an in person board meeting, at which it reviewed the Transaction and considered the New Advisory Agreement. At the meeting, the Board reviewed the materials provided by the Adviser, which included, among other things, fee and expense comparisons of funds with investment objectives and policies similar to those of the Fund.


      The Board also discussed the Transaction with representatives of the Adviser. Representatives of the Adviser explained the structure of the Transaction and noted that the Transaction would not, in the view of the Adviser, result in any reduction in the quality of services that the Adviser provides to the Fund or have any adverse impact on the Fund. Specifically, the Fund has been and will continue to be managed under a team structure. The team has been expanded by the addition of Dr. Glenn Mueller, who serves as the Adviser's Real Estate Investment Strategist. Further, Messrs. Godha and Song would continue their duties in managing the Fund's assets following the Transaction. Representatives of the Adviser noted that Messrs. Godha and Song, along with Dr. Mueller, comprise the Fund's Investment Committee which is charged with the overall management of the Fund's portfolio. Representatives of the Adviser confirmed that the Investment Committee is committed to the same investment approach previously provided by the Adviser and will continue providing the same investment approach following the Transaction. Representatives of the Adviser also confirmed that the Transaction would not adversely impact the Adviser's financial condition.


      At its meeting held on March 2, 2006 the Directors considered the approval of the New Advisory Agreement. In preparation for the meeting, the Directors requested and reviewed a wide variety of information from the Adviser, including written materials provided by the Adviser regarding: (i) the nature, extent and quality of the services to be provided by the Adviser; (ii) the investment performance of the Fund and the Adviser; (iii) the costs of the services to be provided and profits to be realized by the Adviser and its affiliates from the relationship with the Fund; (iv) the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund investors, as discussed in further detail below. Additionally, the Directors considered that they had recently deliberated and approved the Current Advisory Agreement at a meeting held on November 15, 2005 in connection with the Fund's annual advisory agreement renewal process. In approving the New Advisory Agreement and determining to submit it to shareholders for approval, the Directors considered many factors, including the following:

      (i) The nature, extent and quality of services to be provided by the Adviser. The Directors reviewed the services that the Adviser would provide to the Fund, including, but not limited to, making the day-to-day investment decisions for the Fund, and generally managing the Fund's investments in accordance with the stated investment objective and policies of the Fund. The Directors received information concerning the investment philosophy and investment process to be applied by the Adviser in managing the Fund. In this regard, the Directors considered the Adviser's in-house research capabilities as well as other resources available to the Adviser's personnel.
 The Directors also discussed with officers and portfolio managers of the Fund the investment strategy of the Fund and the type of investments that would be made on behalf of the Fund. Additionally, the Directors considered the level of experience in the real estate industry and the background of the Adviser's Investment Committee, noting the recent changes to and the capabilities of the investment team, which will continue to implement the same investment approach following the Transaction. On this basis, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided by the Adviser.

      (ii) Investment performance of the Fund and the Adviser. The Directors, using written materials provided by the Adviser from Lipper, Inc. ("Lipper"), considered the Fund's performance compared to benchmark indices and other similar mutual funds for various trailing periods ended September 30, 2005. In particular, the Directors noted that the Fund's performance was within the range of its peer group, and concluded that they were satisfied with the investment performance of the Fund. On the basis of the Directors' assessment of the nature, extent and quality of advisory services to be provided or procured by the Adviser, the Directors concluded that the Adviser is capable of generating a level of investment performance that is appropriate in light of the Fund's investment objective, policies and strategies and competitive with many other investment companies.


      (iii) Consideration of advisory fee; Cost of the services to be provided and profits to be realized by the Adviser from the relationship with the Fund. Next, the Directors considered the level of advisory fees paid by the Fund and profitability of the Adviser. As part of their analysis, the Directors considered fee and expense estimates compiled by Lipper, and noted that this proposed investment advisory fee is the same as is in place under the Current Advisory Agreement. In reviewing the proposed investment advisory fee, the Directors considered fees paid by other open-end real estate funds of comparable size and investment objective, noting that the advisory fee proposed to be received by the Adviser was comparable to fees charged to similar funds. The Directors also considered the financial results and profitability of the Adviser under the Current Advisory Agreement, noting that the Adviser has not yet achieved a level of profitability since the inception of the Fund. Based on such information, the Directors concluded that the advisory fee and the overall expense ratio of the Fund are generally consistent with industry averages and otherwise fair and reasonable in light of the services provided by the Adviser.


      (iv) The extent to which economies of scale would be realized as the Fund grows and whether fee levels would reflect such economies of scale. Although the Current Advisory Agreement and the New Advisory Agreement do not provide for breakpoints in the advisory fee should Fund assets meaningfully grow, the Board concluded that the advisory fees appropriately reflect the Fund's current size, the current economic environment of the Adviser, and the competitive nature of the investment company market. The Directors therefore concluded that they were satisfied with the fee levels under the New Advisory Agreement, given that economies of scale would not likely be realized during the initial term of the New Advisory Agreement and that this issue could be revisited at any time that economies of scale materialized.

      (v) Other considerations. The Board also determined that the Adviser had made a significant entrepreneurial commitment to the management and success of the Fund, reflected by the Adviser's expense limitation and fee waiver arrangement with the Fund, which have resulted in the Adviser waiving a substantial amount of advisory fees for the benefit of shareholders.


      Based on these considerations, as well as the considerations discussed at the November 15, 2005 meeting, the Board of Directors approved the New Advisory Agreement and voted to recommend the New Advisory Agreement to shareholders for approval. In the event that the New Advisory Agreement is not approved by shareholders, the Directors will consider what other action is appropriate based upon their determination of the best interests of the shareholders of the Fund. If the New Advisory Agreement is approved by shareholders but the Transaction does not occur, the termination of the Current Advisory Agreement will not occur and the New Advisory Agreement will not be entered into by the Fund.

Required Vote

      The approval of the New Advisory Agreement requires the affirmative vote of a majority of the Fund's outstanding voting securities, which, for these purposes, means the vote (i) of 67% or more of the voting securities present at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The Fund's Board of Directors, including the Independent Directors, recommends that shareholders vote "For" approval of the New Advisory Agreement under the Proposal. Unmarked proxies will be so voted.


                          VOTING AND OTHER INFORMATION

Voting Requirements

      A quorum for the transaction of business at the Special Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of the Fund. If a proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum.

      Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be abstentions. Since the approval of the Proposal requires an affirmative vote as described above, abstentions and brokers "non-votes" will have the same effect as casting a vote against the Proposal.

      An abstention as to approval of the New Advisory Agreement will be treated as present and will have the effect of a vote "Against" the Proposal. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on the Proposal will be treated as present and will not be voted with respect to the Proposal and will have the effect of a vote "Against" approval of the New Advisory Agreement in the Proposal.

Adjournment

      If a quorum is not present in person or by proxy at the time the Special Meeting is called to order, the chairman of the Special Meeting or the shareholders may adjourn the Special Meeting. The vote required to adjourn the Special Meeting is a majority of all the votes cast on the matter by shareholders entitled to vote at the Special Meeting who are present in person or by proxy. In such a case, the persons named as proxy holders will vote all proxies in favor of the adjournment. If a quorum is present but there are not sufficient votes to approve the Proposal, the chairman of the Special Meeting may adjourn the Special Meeting or the persons named as proxy holders may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. The vote required for shareholders to adjourn the Special Meeting is a majority of all the votes cast on the matter by shareholders entitled to vote at the Special Meeting who are present in person or by proxy. In such a case, the persons named as proxy holders will vote those proxies which they are entitled to vote in favor of the Proposal "FOR" the adjournment, and will vote those proxies required to be voted against the Proposal "AGAINST" the adjournment and abstentions will not be voted either for or against the adjournment. Broker non-votes will be excluded from any vote to adjourn the Special Meeting and, accordingly, will not effect the outcome of the vote.

Other Service Providers

      The Fund's administrator is Commonwealth Shareholder Services, Inc., and its principal underwriter is First Dominion Capital Corp., each of which is located at 8730 Stony Point Pkwy, Suite 205, Richmond, Virginia 23235.

Expenses

      The expense of preparation, printing and mailing of the enclosed proxy card and accompanying Notice of Special Meeting and Proxy Statement will be borne by the Adviser. In order to obtain the necessary quorum at the Special Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview. Such solicitation may be conducted by, among others, officers, Directors and employees of the Fund, or the Adviser. The Altman Group has been retained to assist in the solicitation of proxies. The Altman Group will be paid approximately $10,600 and will be reimbursed for its related expenses, such expenses to be borne by the Adviser.

Solicitation and Voting of Proxies

      Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about March 20, 2006. As mentioned above, The Altman Group has been engaged to assist in the solicitation of proxies. As the Special Meeting date approaches, certain shareholders of the Fund may receive a call from a officers and regular employees of the Adviser or representative of The Altman Group if the Fund has not yet received their vote. Authorization to permit The Altman Group to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with procedures that the Fund believes are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

      Any proxy given by a shareholder is revocable. A shareholder may revoke the accompanying proxy at any time prior to its use by submitting a properly executed, subsequently dated proxy, giving written notice to the Secretary of the Fund, or by attending the Special Meeting and voting in person.

Ownership of Securities

      As of March 10, 2006, the Fund's Directors and executive officers, as a group, owned less than 1% of the Fund's outstanding Shares. The information as to ownership of securities which appear below is based on statements furnished to the Fund by its Directors and executive officers.

Beneficial Ownership

      The following table provides certain information as of March 10, 2006, the record date for the Special Meeting, with respect to those persons known to the Fund to be the beneficial owners of more than 5% of the outstanding shares of the Fund:

---------------------------------------------------------------------
                                   Number of
                                     Shares
        Names and Address          Beneficially  Percent    Percent
                                       Owned      of Class  of Fund
---------------------------------------------------------------------
---------------------------------------------------------------------
  Class I Shares
---------------------------------------------------------------------
---------------------------------------------------------------------
      Raymond H. Riley DB Plan      13,819.827     32.51%    0.43%
      Raymond H. Riley, Trustee
      422 White Ave #300
      Grand Junction, CO 81501
---------------------------------------------------------------------
---------------------------------------------------------------------
      Morgan Keegan & Company        2,593.528      6.10%    0.08%
      1396 Wax Wing PL
      Louisville, KY 40223
---------------------------------------------------------------------
---------------------------------------------------------------------
      CAMCO                         19,069.413     44.86%    0.59%
      C/O CT Trust Services
      80 West Street, Suite 201
      Rutland, VT 05701
---------------------------------------------------------------------
---------------------------------------------------------------------
      Morgan Keegan & Company        4,998.971     11.76%    0.16%
      FBO Paulea Family
        Foundation Inc.
      9700 Richmond Ave, Ste 255
      Houston, TX 77042
---------------------------------------------------------------------

Shareholder Proposals

      The Company does not hold annual or regular meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of the shareholders of the Company should send their written proposals to the Secretary of the Company, 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235.

                                  OTHER MATTERS

      The proxy holders have no present intention of bringing before the Special Meeting for action any matters other than those specifically referred to above, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund is aware of any matters which may be presented by others. If any other business properly comes before the Special Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    /s/ Karen Shupe


                                    Karen Shupe
March 20, 2006                      Secretary



---------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED if mailed in the United States.
---------------------------------------------------------------------

---------------------------------------------------------------------
A copy of the Fund's Annual Report for the fiscal year ended September 30, 2005 is available without charge upon request by writing the Fund at 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235 or telephoning it at 1-800-527-9525.
---------------------------------------------------------------------

                                    EXHIBIT A

                          BIOGRAPHICAL INFORMATION FOR
                        THE INVESTMENT COMMITTEE MEMBERS
                OF DIVIDEND CAPITAL INVESTMENTS LLC ("ADVISER")


Amitabh Godha
Portfolio Manager, the Adviser
Portfolio Officer, Dividend Capital Realty Income Fund

      Mr. Godha serves in various capacities for the real estate investment portfolios managed by the Adviser and serves on the Adviser's Investment Committee. His primary responsibilities include conducting research on the office, industrial, self-storage and specialty finance sectors of the equity REIT universe, and managing the REIT preferred and Canadian REIT portfolios. Prior to joining the Adviser in 2003, Mr. Godha served as an independent consultant, assisting early-stage companies with capital raising and providing investment funds with merger and acquisition and leveraged buyout analyses. Mr. Godha gained direct investment experience as an associate at Cahill, Warnock & Company, a private equity fund based in Baltimore, Maryland. In 1994, Mr. Godha began his career at Lehman Brothers in New York, New York as an investment banking analyst in the Healthcare Group. Mr. Godha earned a B.A. degree in finance from Georgetown University and an MBA from The Wharton School of the University of Pennsylvania.

Dr. Glenn Mueller
Real Estate Investment Strategist, the Adviser
Portfolio Officer, Dividend Capital Realty Income Fund

      Dr. Glenn Mueller has been the Real Estate Investment Strategist for the Adviser since December 2005 and serves on the Adviser's Investment Committee. Dr. Mueller also currently holds the Loveland Commercial Endowed Chair of Real Estate and is a Director of the Everitt Real Estate Center at Colorado State University, a position he has held since January 2005. Dr. Mueller has 30 years of real estate industry experience, including 22 years of research experience that includes real estate capital markets, real estate market cycle analysis, real estate securities analysis, portfolio and diversification analysis, seniors housing analysis and both public and private market investment strategies. In addition, he has performed specific macro- and micro-economic level analyses, both nationally and internationally, of office, industrial, apartment, retail, hotel, single-family residential and senior housing sectors. Dr. Mueller is currently the co-editor of the Journal of Real Estate Portfolio Management and he has written sixty-eight articles that have appeared in various academic and industry publications including The Journal of Real Estate Research, Real Estate Finance, Institutional Real Estate Securities, Real Estate Review, The Journal of Real Estate Portfolio Management and Urban Land. Previously, Dr. Mueller was a professor at Johns Hopkins University and has held senior research positions at Legg Mason, Price Waterhouse, ABKB/LaSalle Investment Management, and Prudential Real Estate Investors. Dr. Mueller holds a Ph.D. in real estate from Georgia State University, an MBA from Babson College, and a B.S.B.A. from the University of Denver.

Charles Song
Portfolio Manager, the Adviser
Portfolio Officer, Dividend Capital Realty Income Fund

      Mr. Song serves in various capacities for the real estate and fixed income portfolios managed by the Adviser and serves on the Adviser's Investment Committee. Prior to joining the Adviser in 2003, Mr. Song was a consultant for Newbridge Capital and served as an independent adviser on merger and acquisition transactions for various investment consortiums in Asia from 2000 to 2003. Additionally, Mr. Song's experience includes co-founding Novalis Ventures, an investment fund focused on early-stage investments in the real estate industry, and working as an associate at Cahill, Warnock & Company, a private equity fund from 1998 to 2000. Mr. Song began his career in the Asset Finance Group at Lehman Brothers in New York. While at Lehman Brothers, Mr. Song structured over 65 asset-backed securitizations, representing over $40 billion of new issues. He is a member of the National Association of Real Estate Investment Trusts (NAREIT), the Urban Land Institute (ULI), the Commercial Mortgage Securities Association (CMSA), and the Cornell University Real Estate Council. Mr. Song holds a B.A. degree from Cornell University.

                                    EXHIBIT B

                      FORM OF INVESTMENT ADVISORY AGREEMENT

      Investment Advisory Agreement (the "Agreement") dated ______ by and between The World Funds, Inc., a Maryland corporation (herein called the "Company"), and Dividend Capital Investments LLC, a limited liability company (the "Adviser"), a registered investment adviser under the Investment Advisers Act of 1940, as amended.

      WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment objective and policies; and

      WHEREAS, the Company desires to retain the Adviser to furnish investment advisory and management services to certain portfolios of the Company, subject to the control of the Company's Board of Directors, and the Adviser is willing to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be bound, it is agreed between the parties hereto as follows:

      1. Appointment. The Company hereby appoints the Adviser to act as the adviser to the Dividend Capital Realty Income Fund series of the Company (the "Fund") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

      2. Duties of the Adviser. The Company employs the Adviser to manage the investments and reinvestment of the assets of the Fund, and to continuously review, supervise, and administer the investment program of the Fund, to determine in its discretion the securities to be purchased or sold, to provide the Company and Commonwealth Shareholder Services, Inc. (the "Administrator") with records concerning the Adviser's activities which the Company is required to maintain, and to render regular reports to the Company's Officers and Board of Directors and to the Administrator concerning the Adviser's discharge of the foregoing responsibilities.

           The Adviser shall discharge the foregoing responsibilities subject to the control of the Company's Board of Directors and in compliance with such policies as the Board of Directors may from time to time establish, and in compliance with the objective, policies, and limitations for the Fund as set forth in the Fund's Prospectus(es) and Statement(s) of Additional Information, as amended from time to time, and applicable laws and regulations. The Company will instruct each of its agents and contractors to cooperate in the conduct of the business of the Fund.

           The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings, and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

      3. Sub-Advisers. It is understood that the Adviser may from time to time employ or associate itself with such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any sub-adviser as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that investment advisory services to the Fund may be provided by a sub-adviser acceptable to the Company and the Adviser and approved in accordance with the provisions of the 1940 Act. In the event that any sub-adviser appointed hereunder is terminated, the Adviser may provide investment advisory services, pursuant to this Agreement, to the Fund without further shareholder approval.

      4. Portfolio Transactions. The Adviser is authorized to select the brokers and dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best price and execution for the Fund's transactions in accordance with the policies of the Company as set forth from time to time in the Prospectus(es) and Statement(s) of Additional Information. The Adviser will promptly communicate to the Company and to the Administrator such information relating to portfolio transactions as they may reasonably request.

           It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to, or to be in breach of any obligation to, the Company, the Fund, or any of their shareholders, or any other person or entity, by reason of its having directed a transaction on behalf of the Fund to an unaffiliated broker-dealer in compliance with Section 28 (e) of the Securities Exchange Act of 1934 or as described from time to time by the Prospectus(es) and Statement(s) of Additional Information. Subject to the foregoing, the Adviser may direct any transaction of the Fund to a broker which is affiliated with the Adviser in accordance with, and subject to, the policies and procedures approved by the Board of Directors of the Company pursuant to Rule 17e-1 under the 1940 Act. Such brokerage services are not deemed to be provided under this Agreement.

      5. Compensation of the Adviser. For the services to be rendered by the Adviser under this Agreement, the Company shall pay to the Adviser, and the Adviser will accept as full compensation a fee, accrued daily and payable within five (5) business days after the last business day of each month, at an annual rate of 1.00% of the average daily net assets of the Fund.

       All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      6. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with the management of the Fund. Notwithstanding the foregoing, the Fund shall pay the expenses and costs of the Fund for the following:

           (1)  Taxes;
           (2) Brokerage fees and commissions with regard to portfolio transactions;
           (3) Interest charges, fees and expenses of the custodian of the securities;
           (4) Fees and expenses of the Company's transfer agent and the Administrator;
           (5) Its proportionate share of auditing and legal expenses; (6) Its proportionate share of the cost of maintenance of corporate existence;
           (7) Its proportionate share of compensation of directors of the Company who are not interested persons of the Adviser as that term is defined by law;
           (8) Its proportionate share of the costs of corporate meetings; (9) Federal and State registration fees and expenses incident to the sale of shares of the Fund;
           (10) Costs of printing and mailing Prospectuses for the Fund's shares, reports and notices to existing shareholders;
           (11) The advisory fee payable to the Adviser, as provided in paragraph 5 herein;
           (12) Costs of record keeping (other than investment records required to be maintained by the Adviser), and daily pricing;
           (13) Distribution expenses in accordance with any Distribution Plan as and if approved by the shareholders of the Fund; and
           (14) Expenses and taxes incident to the failure of the Fund to qualify as a regulated investment company under the provisions of the Internal Revenue Code of 1986, as amended, unless such expenses and/or taxes arise from the negligence of another party.

      7. Reports. The Company and the Adviser agree to furnish to each other, if applicable, current information required for the preparation by such parties of prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and to furnish to each other such other information and documents with regard to their affairs as each may reasonably request.

      8. Services of Adviser Not Exclusive. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Company are not impaired thereby.

           Pursuant to comparable agreements, the Company may also retain the services of the Adviser to serve as the investment adviser of other series of the Company.

      9. Books and Records. In compliance with the requirements of the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act, and the rules or orders there under, the records required to be maintained by the 1940 Act.

      10. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company, the Fund, or the shareholders of either, in connection with the performance of this Agreement, except a loss, established in accordance with
Section 36(b) of the 1940 Act, resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (as used in this paragraph 10, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

      11. Permissible Interest. Directors, agents, and shareholders of the Company are or may be interested in the Adviser (or any successor thereof) as directors, officers, or shareholders, or otherwise; directors, officers, agents and shareholders of the Adviser are or may be interested in the Company as directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Company as a shareholder or otherwise. In addition, brokerage transactions for the Company may be effected through affiliates of the Adviser if approved by the Company's Board of Directors subject to the rules and regulations of the U. S. Securities and Exchange Commission, and the policies and procedures adopted by the Company.

      12. Duties and Termination. This Agreement shall become effective on the date first above written subject to its approval by the shareholders of the Fund and unless sooner terminated as provided herein, shall continue in effect for two (2) years from that date. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of either the Board of Directors or of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund. Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by the Company at any time on sixty (60) days written notice, without the payment of any penalty, provided that termination must be authorized either by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund or by the Adviser on sixty (60) days written notice. This Agreement will automatically terminate in the event of its assignment (as that term in defined in the 1940 Act).

      13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

      14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address stated below:

           (a) To the Company at:

                          8730 Stony Point Pkwy, Suite 205
                          Richmond, VA 23235

           (b) To the Adviser at:

                          518 17th Street, Suite 1700
                          Denver, Colorado 80202

      15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

      16. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Maryland, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      17. Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.



      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                        DIVIDEND CAPITAL INVESTMENTS LLC


                        BY:
                        Name:
                        Title:



                        THE WORLD FUNDS, INC.


                        BY:
                        Name:
                        Title:

PROXY                                                              PROXY

                              THE WORLD FUNDS, INC.
                        8730 Stony Point Pkwy, Suite 205
                               Richmond, VA 23235
    Special Meeting of Shareholders of Dividend Capital Realty Income Fund, a
                         series of The World Funds, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for use at a Special Meeting of Shareholders to be held at the address of the Fund, 8730 Stony Point Pkwy, Suite 205, Richmond, VA 23235, on Friday, April 28, 2006 at 11:00 a.m., local time, or any adjournments thereof.

The undersigned hereby appoints John Pasco, III and Lori Martin and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments and postponements thereof, all Class A, Class C and Class I shares of common stock, par value $0.01 per share of Dividend Capital Realty Income Fund, a series of The World Funds, Inc. held of record by the undersigned on the record date for the Special Meeting, upon the following matters and upon any other matter which may come before the Special Meeting, in their discretion. The attached proxy statement contains additional information about the Proposal and the Company. Please read it before you vote.

  This proxy is being solicited by the Board of Directors, which recommends a vote FOR approval of the New Advisory Agreement in the Proposal as more fully described in the proxy statement





                              FOLD AND TEAR HERE


    Dividend Capital Realty Income Fund, a series of The World Funds, Inc.
    -----------------------------------



Dated: ___________________________________, 2006

-------------------------------------------------------------------------------

Signature (sign exactly as your name appears at left)

-------------------------------------------------------------------------------
Signature (if held jointly)



-------------------------------------------------------------------------------
Change of Address and/or Comments Mark Here


Dated: ___________________________________, 2006

-------------------------------------------------------------------------------

Signature (sign exactly as your name appears at left)

-------------------------------------------------------------------------------
Signature (if held jointly)



-------------------------------------------------------------------------------
Change of Address and/or Comments Mark Here





   FOR  ____          AGAINST ____             ABSTAIN ____









      (Print name and address and TAG ID here)





  In executing this proxy, you acknowledge receipt of a copy of the Notice of Special Meeting and Proxy Statement.

  Please Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope. Thank you.